Filed pursuant to Rule 424(B)(2)
File No. 136167
PROSPECTUS

5,800,000 SHARES
AXXENT MEDIA CORPORATION
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-11.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. This offering price was arbitrarily determined by us. The expenses of the offering, estimated at $12,563, will be paid by us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is: August 24, 2006

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by obtaining distribution or reproduction and distribution rights of films for reproduction and distribution. Our business strategy is to obtain distribution or reproduction and distribution rights to foreign films for reproduction and distribution within North America and to obtain the foreign rights to North American films for reproduction and distribution to foreign countries. To date we have no existing agreements. Until such time as our stock is quoted on the Over the Counter Bulletin Board (the “OTCBB”)we will focus on obtaining distributions rights to films by acting purely as an agent for the producer of a film and generating revenue as a percentage of the films revenue. Ultimately our strategy envisages an outright purchase of the distribution and reproduction rights. By acquiring these rights we will have control of the film to generate revenue from the sale and rental of the films. Our president has 20 years of experience in film distribution and reproduction business.

We were incorporated on February 8, 2006 under the laws of the State of Nevada. Our principal offices are located at 12665-54th Avenue, Surrey, British, Columbia, Canada, V3X 3C1. Our telephone number is (604) 341-8993.

The Offering

Securities Being Offered	Up to 5,800,000 shares of common stock.

Initial Offering Price
The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or, privately negotiated prices. This price was arbitrary determined by Axxent Media Corporation.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 5,800,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued
Before Offering	15,800,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued
After Offering	15,800,000.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	April 30, 2006

Cash	$39,000
Total Assets	$39,000
Liabilities
Total Stockholders' Equity	$39,000

Statement of Loss and Deficit

From Incorporation on
February 8, 2006 to April 30, 2006

Revenue	$0
Net Loss	$3,793

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related To Our Business

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the marketing, reproduction and distribution of films and DVDs. We have not generated any revenue from operations to date.

At April 30, 2006, we had cash on hand of $39,000. In addition, we expect to incur approximately $6,000 per month in business development, marketing and administrative expenses. At this rate, we expect that we will only be able to continue operations for six months without additional funding. We anticipate that these funds will be used for general administrative expenses, costs relating to the filing of our registration statement and business costs relating to negotiating and entering into film distribution agreements and initial marketing costs. In the six months thereafter, we will require approximately an additional $25,000 for additional marketing of our DVDs.

We may not be able implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholder.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, IT MAKES EVALUATING OUR BUSINESS DIFFICULT.

We were incorporated on February 8, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this Prospectus and have incurred total losses of $3,793 from our incorporation to April 30, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

WE WILL FACE INTENSE COMPETITION FROM LARGER, MORE ESTABLISHED COMPANIES, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, WHICH COULD REDUCE DEMAND FOR OUR PRODUCTS.

The film and DVD reproduction and distribution industry is intensely competitive with respect to price, service and both quality and size of film and DVD library. We have many competitors that have substantially greater financial and other resources, better name recognition, established market share and significant libraries of quality films and DVDs. There is no assurance that we will be able to compete successfully with our competitors.

IF WE ARE UNABLE TO REACH AGREEMENTS TO REPRODUCE AND DISTRIBUTE A SIGNIFICANT NUMBER OF FILMS, OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into agreements to obtain the reproduction and distribution rights of films. If we are unable to conclude such agreements, or if any agreements we reach are not on favorable terms that allow us to generate profit, our business will fail. To date, we have not executed any agreements for the reproduction and distribution of any films or videos.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF OUR PRESIDENT, THEN WE MAY NOT BE ABLE TO IMPLEMENT POUR BUSINESS PLAN.

We depend on the services of our president, Mr. Brent Hahn. Our success depends on the decisions made by Mr. Hahn. The loss of the services of Mr. Hahn could have an adverse effect on our business, financial condition and results of operations. There is no assurance that Mr. Hahn will not leave us or compete against us in the future, as we presently have no employment agreement with Mr. Hahn. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Hahn could have a material adverse effect on our operating results and financial condition.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending November 30, 2007, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2007. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of November 30, 2007. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF ’34 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

Upon becoming a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Relating To Our Common Stock

BECAUSE OUR PRESIDENT OWNS 63.29% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Brent Hahn, our President and Director, owns approximately 63.29% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and a change in control. The interests of Mr. Hahn may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, our stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTCBB, or, if traded, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

BECAUSE WE WILL BE SUBJECT TO “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OTCBB, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

Dividend Policy

We have not paid any dividends on our common stock. We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

Market For Common Equity And Related Stockholder Matters

There is currently no market for our securities, including our common stock being offered herein, and there has never been a market for our common stock. As of July 7, 2006, there were 30 record holders of stock of our common stock.

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of July 7, 2006, 15,800,000 shares of common stock are issued and outstanding, including the 5,800,000 shares of common stock which have been registered for resale in this prospectus. There are currently no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

We agreed to register for resale shares of common stock by the selling shareholders listed below. The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling shareholders has held any position or office with us, nor are any of the selling shareholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. As the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name of Selling Stockholder	Shares Beneficially Owned Prior To This Offering (1)	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Beneficially Owned Upon Completion Of This Offering	Percentage of Shares Beneficially owned upon Completion of This Offering

John Olafson 17269-59th Ave., Surrey, BC, Canada	200,000	200,000	-0-	-0-

John Martin 5969 Briarwood Crescent, Delta, BC, Canada	200,000	200,000	-0-	-0-

Dennis McCrea 917 Blackett Wynd, Edmondton, Alberta Canada	200,000	200,000	-0-	-0-

Richard Massey 12-10177 Pogwash Place Richmond, BC Canada	200,000	200,000	-0-	-0-

Eric Hoctz 3600 Francis Road Richmond, BC Canada	200,000	200,000	-0-	-0-

Mike Rekis 1589 Spyglass Cres., Delta, BC Canada	200,000	200,000	-0-	-0-

Name of Selling Stockholder	Shares Beneficially Owned Prior To This Offering (1)	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Beneficially Owned Upon Completion Of This Offering	Percentage of Shares Beneficially owned upon Completion of This Offering

Rick Phillips 12644 Station Place Surrey, BC Canada	200,000	200,000	-0-	-0-

Darren Bach 486 Tswwassen Beach Delta, BC Canada	200,000	200,000	-0-	-0-

Steve Anderson 3528-154th Street Surrey, BC Canada	200,000	200,000	-0-	-0-

Loris Martin 5969 Brairwood Crescent, Delta, BC Canada	200,000	200,000	-0-	-0-

Amanda Pugh 13016-54A Avenue, Surrey, BC Canada	200,000	200,000	-0-	-0-

Graham Parry 6311-135A Street, Surrey, BC Canada	200,000	200,000	-0-	-0-

Greame Hahn 6019 Brairwood Crescent, Delta, BC Canada	200,000	200,000	-0-	-0-

Patrick Hahn 5995-124th Street Surrey, BC Canada	200,000	200,000	-0-	-0-

Name of Selling Stockholder	Shares Beneficially Owned Prior To This Offering (1)	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Beneficially Owned Upon Completion Of This Offering	Percentage of Shares Beneficially owned upon Completion of This Offering

Ty Corsie 107-6363 121th Street Surrey, BC Canada	200,000	200,000	-0-	-0-

Dean Marshall 14284 Trites Road, Surrey, BC Canada	200,000	200,000	-0-	-0-

Carrie Baker 5494 125A Street, Surrey, BC Canada	200,000	200,000	-0-	-0-

Patrick Goski 209-1030 Harwood Street, Vancouver, BC Canada	200,000	200,000	-0-	-0-

Mark Madikoro 4719 Pender Street, Burnaby, BC Canada	200,000	200,000	-0-	-0-

Daniel Grant 6019 Brairwood Crecent, Delta, BC Canada	200,000	200,000	-0-	-0-

Danny Corsie 13220 55A Avenue, Surrey, BC Canada	200,000	200,000	-0-	-0-

Graig Madokoro 1701 4353 Halifax Street, Burnaby, BC Canada	200,000	200,000	-0-	-0-

Name of Selling Stockholder	Shares Beneficially Owned Prior To This Offering (1)	Total Number of Shares to Be Offered For Selling Shareholders Account	Total Shares to Be Beneficially Owned Upon Completion Of This Offering	Percentage of Shares Beneficially owned upon Completion of This Offering

Derek Brewerton 23727 115A Avenue Maple Ridge,BC Canada	200,000	200,000	-0-	-0-

Rod Lynde 8171 Claysmith Road, Richmond, BC Canada	200,000	200,000	-0-	-0-

Kerry MacDonald 4311 Francis Road, Richmond, BC Canada	200,000	200,000	-0-	-0-

Herman Mah 1252 West 21st Street North Vancouver, BC Canada	200,000	200,000	-0-	-0-

Ron Wilson 12601 54th Avenue, Surrey, BC Canada	200,000	200,000	-0-	-0-

Tanya Zubla 8660 Greenfield Drive, Richmind, BC Canada	200,000	200,000	-0-	-0-

Kerry Hawley 13350 55A Avenue, Surrey, BC Canada	200,000	200,000	-0-	-0-

Total	5,800,000	5,800,000	-0-	-0-

(1) Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholders.

We have the following relationships amongst our shareholders:

1.	Greame Hahn is Mr. Brent Hahn’s nephew;
2.	Patrick Hahn is Mr. Brent Hahn’s brother;
3.	Patrick Goski is Mr. Brent Hahn’s nephew;
4.	Danny Corsie is Ty Corsie’s father;
5.	John and Loris Martin are husband and wife.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

We are in the process of applying to have our shares of common stock registered on the OTCBB. We anticipate that once the shares are trading on the OTCBB or any other market the selling stockholders will sell their shares directly into any such market.

The selling shareholders will initially sell our shares at $0.10 per share until such time as our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1933.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Mr. Brent Hahn	47

Executive Officers:

Name of Officer	Age	Office
Mr. Brent Hahn	47	President, Chief Executive Officer, Principal Accounting Officer, Treasurer, Secretary and Director

Biographical Information

Set forth below is a brief description of the background and business experience of our President and Chief Executive Officer.

Mr. Brent Hahn, age 47, is acting as our President, CEO, Principal accounting officer, Treasurer and Secretary since the Company’s inception. He is also the company’s sole director. Mr. Brent Hahn will be devoting substantially all of his time to our business.

From 2002 until 2006, Mr. Hahn has been involved in a variety of businesses involving post-production and distribution in the film industry, including as Executive Vice President and shareholder of Pure Play Media Inc, a post-production house in Los Angeles. From 1986 until 2002, Mr. Hahn was founder, co-owner, and Vice President/Director of AOV Distribution, a chain of retail multi- media outlets across Canada that, among other things, procured distribution rights for films and video and the reproduction thereof. Between 1998 and 2003 Mr. Hahn also sat on the advisory committee to the British Columbia Film Board, which regulates the classification of films within the province of British Columbia.

Term Of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employees

We have no employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title Of Class	Name And Address of Beneficial Owner	Amount Of Beneficial Ownership	Percent Of Class

Common Stock	Brent Hahn President, Chief Executive Officer, Treasurer Principal Accounting Officer and Director 12665-54th Avenue Surrey, British Colombia V3X 3C1 Canada	10,000,000	63.29%

Common Stock	All Officers and Directors as a group that consists of 1 person	10,000,000	63.29%

The percent of class is based on 15,800,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

The Company's authorized capital stock consists of 75,000,000 shares of common stock, par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

Common Stock

As of date of this prospectus, there were 15,800,000 shares of our common stock issued and outstanding that is held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

We do not currently have a transfer agent. We are currently in the process of identifying potential transfer agents and plan to select one prior to going effective.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott LLP, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For
Securities Act Liabilities

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Organization Within Last Five Years

We were incorporated on February 18, 2006 under the laws of the state of Nevada. On that date, Brent Hahn was appointed as our director. As well, Mr. Hahn was appointed as our president, chief executive officer, secretary and treasurer.

Description Of Business

In General

We intend to commence business operations by obtaining distribution and/or reproduction and distribution rights of films for reproduction and distribution.

Our business strategy is to obtain distribution and/or reproduction to foreign films for reproduction and/or distribution within North America and to obtain the foreign rights to North American films for reproduction and/or distribution to foreign countries. Until such time as our stock is quoted on the OTCBB we will focus on obtaining distributions rights to films by acting purely as an agent for the producer of a film and generating revenue as a percentage of the films revenue. Ultimately our strategy envisages an outright purchase of the distribution and reproduction rights. By acquiring these rights we will have control of the film to generate revenue from the sale and rental of the films. Once our stock is listed on the OTCBB we intend to raise $10 million to acquire reproduction and distribution rights to films.

The Film Industry

The US movie and TV production and distribution industry includes about 9,000 companies with combined annual revenue of $50 billion. Large companies include Walt Disney, Sony Pictures, MGM, Paramount, Twentieth Century Fox, Universal, and Warner Brothers. These "studios" are generally part of larger media companies. The industry is highly concentrated: the 50 largest companies account for about 80 percent of industry revenue. There are also independent production companies, and a large number of companies that provide services to the industry, including creative talent, equipment, technical expertise, and various technical production and distribution services.

The film making business may broadly be segmented into three phases: Preproduction, Production, and Postproduction. Preproduction is the planning phase, which includes budgeting, casting, finding the right location, set and costume design and construction, and scheduling. Production is the actual making of the film. The number of people involved in the production phase can vary from a few, for a documentary film, to hundreds, for a feature film. It is during this phase that the actual filming is done. Postproduction activities take place in editing rooms and recording studios, where the film is shaped into its final form.

Generally even before the film or television show starts production, marketing personnel develop the marketing strategy for the release. They estimate the demand for the film or show and the audience to whom it will appeal, develop an advertising plan, and decide where and when to release the work. They also may follow the filming or review film looking for images to use in movie trailers and advertising. Advertising workers, or unit publicists, write press releases and short biographies of actors and directors for newspapers and magazines. They may also set up interviews or television appearances for the stars or director to promote a film or television series. Sales representatives sell the finished product. Many production companies hire staff or independent companies to distribute, lease, and sell their films and made-for-television programs to theater owners and television networks.

Revenue Generation

The sale of our products would mostly be on DVD format, with a small portion in the VHS format, to the resale and rental markets.

The rental of our products, to cinemas for screening, would mainly be on the digicam; beta cam and 35mm formats. There are four revenue generating models. These models are:

1.	Outright sale of a film for a specific amount of usage time. The outright sale model minimizes risk by fixing the profit but, at the same time, minimizes opportunity to maximize revenue.

2.
Sharing revenue generated by the film for a specified amount of usage time. This model maximizes risk as revenue from the film is not assured but, at the same time, maximizes opportunity to maximize revenue. This model is appealing to purchasers as their risk is virtually eliminated. This model is ideally suited for films that are placed with the right customer and venue, along with films that have a strong track record in their country of origin and highly rated.

3.	Minimum rental rate applied with a percentage of the revenue on the film once it reaches a specified amount of revenue. This minimizes risk to both the seller and purchaser.

4.	Acting purely as an agent for the producer of a film and making a percentage of the seller’s revenue regardless of the method of billing, above.

The rental and revenue sharing models would apply to small theatres, satellite and cable broadcasters and pay per view channels. The sale of DVDs would be to video stores, multi media outlets and big box stores.

Agreements With Film Producers

To date we have not entered into any film reproduction or distribution agreements. Our President is continuously reviewing screeners for various titles from time to time, but we have not pursued the reproduction or distribution rights to any of these films. The screeners enable us to make the decision to purchase the title or not. In reaching agreements with film producers we need to scrutinize the available films to ensure it fits with our standards of content and matches our markets.

Marketing

Our President has commenced our marketing and promotion campaign by contacting the appropriate agents and production companies, informing them that we are in market for films.

Distributors of films market films in a variety of ways. One way is through participation in film festivals, which are sponsored events in which owners or distributors of newly produced films promote them for sale and/or distribution. Of the various film festivals that occur throughout the course of a calendar year, the Cannes Film Festival is one of the most renown and prestigious. The next Cannes Film Festival will take place May 16th to 27th, 2007 and will be our main focus during our first year of operation. Our goal is to have a sizable library of films which we intend to market at the 2007 festival. We will also be seeking to purchase the reproduction and distribution rights to films that may fit the North American market.

Post Production

At present all our post production work will be contracted to external post production houses.

Our future plans include the set up of our own post production house in order to control our quality and expenses.

Our own facility would allow us to do the following:

1.	Maintain the highest standard of quality by having quality control procedures performed before DVDs and films leave our facility;

2.	In-house converting of the formats of films as the formats may differ depending on the country of origin (NTSC to PAL and from PAL to NTSC);

3.	In-house sub-titling and or voice over dubbing; and

4.	In-house authoring of titles for replication to DVD.

Compliance With Government Regulation

We do not believe that government regulation will have a material impact on the way we conduct our business.

Employees

We have no employees as of the date of this prospectus other than our CEO, Mr. Brent Hahn.

Research And Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents And Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

· our future operating results;

· our business prospects;

· our contractual arrangements and relationships with third parties;

· the dependence of our future success on the general economy;

· our possible financings; and

· the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan Of Operation

Our plan of operation for the 12 months following the date of this prospectus is to enter into reproduction and distribution agreements for films and videos. Once we have executed agreements for at least ten films or videos, we will commence marketing the reproduced DVDs to theaters, retailers and distributors.

Over the next 12 months, we anticipate spending approximately $20,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations and $41,000 on marketing expenses. Total expenditures over the next 12 months are expected to be approximately $61,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next 12-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our President, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next 12 months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

The independent registered accountants report to our audited financial statements for the period ended April 30, 2006 included in this prospectus indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report include that we currently have no source of revenue and are in need of obtaining adequate financing. For these and other related reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern. See "Risk Factors.”

Results Of Operations For Period Ending April 30, 2006

We did not earn any revenues during the period from our inception on February 8, 2006 to April 30, 2006. We do not anticipate earning revenues until such time as we have entered into reproduction and distribution agreements for at least ten films.

We incurred operating expenses in the amount of $3,793 for the period from our inception on February 8, 2006 to April 30, 2006. These operating expenses were comprised of general and administration expenses of $793, management fees of $1,500 and rent of $1,500.

As at April 30, 2006, we had cash and working capital of $39,000. We are in need of additional funding in the near future to implement our business plan.

Our anticipated expenses during the first 12 months of operations are expected principally to consist of the costs to maintain our servers, general office expenses and salary. A summary of principal expenses is:

First 12 months
Marketing and travel	41,000
Office costs	2,500
Consulting/professional	17,500
Total	$61,000

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below.

We believe that the perception that many people have of a public company make it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity or whether we will even seek to utilize our securities as consideration for indebtedness. Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

We will pay all costs relating to this offering estimated at approximately $ 12,563. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues, the sale of our common stock or loans from our president. . At present we do not have any arrangements in place for any future equity financing. Our President is prepared to provide us with short-term loans, although no such arrangement has been made.

We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business plan and our only employee has agreed to work without compensation until we have achieved a meaningful level of revenue. Private capital, if sought, will be sought from private and institutional investors. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal, and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate certain persons and/or firms providing services to us or with whom we do business, although there can be no assurances that we will be successful in any of those efforts.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended November 30, 2007, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

·	of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

·	of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

·	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

·	that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC's advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue Recognition

The Company recognizes reproduction and distribution revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. As at April 30, 2006 the Company has not generated any revenues.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Seasonality

To date, we have not noted seasonality as a major impact on our business.

Description Of Property

We do not have ownership or leasehold interest in any property. Our office is located at 12665-54th Avenue, Surrey, British Columbia, Canada. Our office is located in the home of our President, Mr. Brent Hahn. It’s approximately 200 square feet in size. It contains office furniture and equipment sufficient to administer our current business. Our President, Mr. Brent Hahn, donates this office space to us.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
* Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Market For Common Equity And Related Stockholder Matters

No Public Market For Common Stock

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the OTCBB or, if quoted, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and offer quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Stockholders Of Our Common Shares

As of the date of this registration statement, we have 30 stockholders of record.

Rule 144 Shares

A total of 10,000,000 shares of our common stock will become available for resale to the public after April 28, 2007, subject to the volume and trading limitations of Rule 144, as promulgated under the Securities Act of 1933. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 158,000, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 10,000,000 shares described above.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Mr. Brent Hahn has received no compensation for his services to us to date. We have not granted any stock options to Mr. Brent Hahn to date. There are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Brent Hahn. In addition, we have not entered into any employment or consulting agreements with Mr. Brent Hahn. We have not compensated and have no arrangements to compensate Mr. Brent Hahn for his services to us.

Financial Statements

Index to Financial Statements:

1. Independent Auditors Report;

2. Audited financial statements for the period ending April 30, 2006, including:

a. Balance Sheets;

b. Statements of Operations;

c. Statements of Cash Flows;

d. Statements of Stockholders' Equity; and

e. Notes to Financial Statements

AXXENT MEDIA CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (FEBRUARY 8, 2006)

TO APRIL 30, 2006

MANNING ELLIOTT	11th Floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

CHARTERED ACCOUNTANTS	Phone: 604.714.3600 Fax: 604.714.3669 Web: manninelliott.com

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Axxent Media Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Axxent Media Corp. (A Development Stage Company) as of April 30, 2006, and the related statement of operations, cash flows and stockholders' equity from February 8, 2006 (Date of Inception) to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Axxent Media Corp. (A Development Stage Company) as of April 30, 2006, and the results of its operations and cash flows from February 8, 2006 (Date of Inception) to April 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada

July 5, 2006

AXXENT MEDIA CORP.
(A Development Stage Company)

BALANCE SHEET

AS AT APRIL 30, 2006

(Expressed in U.S. dollars)

ASSETS
Current assets
Cash	$39,000

Total Assets	$39,000

Contingencies (Note 1)
STOCKHOLDERS’ EQUITY
Common stock
Authorized:
75,000,000 common shares with a par value of $0.001
Issued and outstanding:
15,800,000 common shares	$15,800
Additional paid in capital	23,200

Donated Capital (Note 4)	3,793

Deficit accumulated during the development stage	(3,793)

Total Stockholders’ Equity	$39,000

AXXENT MEDIA CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 8, 2006 (DATE OF INCEPTION) TO APRIL 30, 2006

(Expressed in U.S. dollars)

Revenue
Expenses General and administrative (Note 4(a))	793
Management fees (Note 4(b))	$1,500
Rent (Note 4(b))	1,500
Net loss	$3,793
Basic and diluted net loss per share	$3,793
Weighted average number of shares outstanding	1,696,000

AXXENT MEDIA CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

FEBRUARY 8, 2006 (DATE OF INCEPTION) TO APRIL 30, 2006

(Expressed in U.S. dollars)

CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
Net Loss	$(3,793)

Adjustments to reconcile net loss to cash
used in operating activities

Donated services and expenses	2,293
Donated rent	1,500
Cash used for operating activities	-

FINANCING ACTIVITIES
Shares issued for cash	39,000
Cash provided by financing activities	39,000

INCREASE IN CASH	39,000

CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$39,000

Supplemental cash flow information:
Interest paid	-
Income taxes paid	-

AXXENT MEDIA CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FEBRUARY 8, 2006 (DATE OF INCEPTION) TO APRIL 30, 2006

(Expressed in U.S. dollars)

					Deficit
					Accumulated
	Common Shares		Additional		During the
		Par	Paid in	Donated	Development
	Number	Value	Capital	Capital	Stage	Total

Balance, February 8, 2006 (Date of inception)	-	$-	$-	$-	$-	$-

Common shares issued for cash:	-	-	-	-	-	-

February 2006 at $0.001 per share	10,000,00	10,000	-	-	-	10,000

April 2006 at $0.005 per share	5,800,000	5,800	23,200	-	-	29,000

Donated services and expenses (Note 4)	-	-	-	3,793	-	3,793

Net loss	-	-	-	-	(3,793)	(3,793)

Balance, April 30, 2006	15,800,00	$15,800	$23,200	$3,793	$3,793	$39,000

AXXENT MEDIA CORP.
A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2006

(Expressed In U.S. Dollars)

1.  NATURE OF OPERATIONS

The Company was incorporated in the State of Nevada on February 8, 2006 and is in the development stage as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company is headquartered in Vancouver, Canada.

The Company’s business is to obtain reproduction and distribution rights to foreign films for reproduction and distribution within North America and also to obtain the foreign rights to North American films for reproduction and distribution to foreign countries.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

The Company is planning to file an SB2 Registration statement (“SB-2”) with the United States Securities and Exchange Commission. Pursuant to the filing of the SB-2, the Company plans to register 5,800,000 common shares held by existing shareholders. The Company will not receive any proceeds for the issuance.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year end is April 30.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less at the time of issuance to be cash equivalents.

Revenue Recognition

The Company recognizes reproduction and distribution revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured. As at April 30, 2006 the Company has not generated any revenues.

AXXENT MEDIA CORP.
A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2006

(Expressed In U.S. Dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instrument

The carrying value of cash approximates its fair value because of the short maturity of this instrument. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at April 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

AXXENT MEDIA CORP.
A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2006

(Expressed In U.S. Dollars)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Recent Accounting Pronouncements (continued)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

3.  COMMON SHARES

a)	In April 2006, the Company issued 5,800,000 common shares of the Company at $0.005 per share for cash proceeds of $29,000.

b)	In February 2006, the Company issued 10,000,000 common shares of the Company at $0.001 per share for cash proceeds of $10,000.

AXXENT MEDIA CORP.
A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2006

(Expressed In U.S. Dollars)

4.  RELATED PARTY BALANCES/TRANSACTIONS

a)
During the period ended April 30, 2006, the President of the Company incurred incorporation costs on behalf of the Company totalling $793. The amount was charged to operations and recorded as donated capital.

b)
The President of the Company provides management services and office premises to the Company at no charge. The donated services are valued at $500 per month and donated office premises are valued at $500 per month. A total of $1,500 for donated services and $1,500 for donated rent were charged to operations and recorded as donated capital for the period ended April 30, 2006.

5.  INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $800, which commence expiring in 2025. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are listed below:

April 30, 2006 $

Net Operating Losses	800

Statutory Tax Rate	35%

Effective Tax Rate	-

Deferred Tax Asset	280

Valuation Allowance	(280)

Net Deferred Tax Asset	-

AXXENT MEDIA CORP.
A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2006

(Expressed In U.S. Dollars)

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Until 90 days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

Until September 12, 2006 all dealers that effect transactions in these securities, whether or nor participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.